EXHIBIT 99.1

                     JOINT FILING AGREEMENT MADE PURSUANT TO
                                  RULE 13d-1(k)

     The parties hereto agree that pursuant to Rule 13d-1(k) of Regulation 13D-G promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13G of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below. The parties hereto agree that, once this Schedule 13G fully executed by all parties, William Casey McManemin shall be authorized to file this Schedule 13G on behalf of all such parties and shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13G and any amendments thereto.

Date:  February 17, 2004                            /s/ William Casey McManemin
                                                        William Casey McManemin


Date:  February 17, 2004                            RED WOLF PARTNERS

                                          By:       /s/ William Casey McManemin
                                                 Name:  William Casey McManemin
                                             Title:    Managing General Partner